Filed Pursuant to Rule 433

Registration Statement No. 333-265886

Final Term Sheet for the U.S. dollar-denominated Notes

The Korea Development Bank

Final Term Sheet for US$1,000,000,000 4.000% Notes due 2025 (the “2025 US$ Notes”)

August 31, 2022

Issuer	The Korea Development Bank

Issue currency	U.S. DOLLAR (US$)

Issue size	US$1,000,000,000

Maturity date	September 8, 2025

Settlement date	On or about September 8, 2022, which will be the 5th business day following the date of this final term sheet. If you wish to trade the 2025 US$ Notes on any day prior to the second business day from the settlement, because the 2025 US$ Notes will initially settle in T+5, you may be required to specify an alternate settlement cycle at the time of your trade to prevent a failed settlement.

Interest rate	4.000% per annum (payable semi-annually)

Interest payment dates	March 8 and September 8 of each year, commencing on March 8, 2023 and with interest accruing from September 8, 2022. If any interest payment date or the maturity date shall be a day on which banking institutions in The City of New York or Seoul are authorized or obligated by law to close, then such payment will not be made on such date but will be made on the next succeeding day which is not a day on which banking institutions in The City of New York or Seoul are authorized or obligated by law to close, with the same force and effect as if made on the date for such payment, and no interest shall be payable in respect of any such delay.

Public offering price	99.838%

Gross proceeds	US$998,380,000

Underwriting discounts	0.300%

Net proceeds (after deducting underwriting discounts but not estimated expenses)	US$995,380,000

Denominations	US$200k/1k

Day count	360-day year consisting of twelve 30-day months

Listing	Application will be made to the Singapore Exchange Securities Trading Limited for the listing and quotation of the 2025 US$ Notes.

Governing law	New York

Fiscal Agent	The Bank of New York Mellon

CUSIP	500630 DT2

ISIN	US500630DT27

Ratings	Aa2 (Moody’s) / AA (Standard & Poor’s) / AA- (Fitch)

Joint Bookrunners and Joint Lead Managers	BofA Securities, Inc., Citigroup Global Markets Inc., Crédit Agricole Corporate and Investment Bank, Credit Suisse (Hong Kong) Limited, The Hongkong and Shanghai Banking Corporation Limited, ING Financial Markets LLC and KDB Asia Limited

This Final Term Sheet should be read in conjunction with the prospectus dated August 16, 2022, as supplemented by the preliminary prospectus supplement dated August 30, 2022 (the “Preliminary Prospectus”), relating to the 2025 US$ Notes. Capitalized terms used but not defined herein have the meanings given to them in the Preliminary Prospectus. All references to the “Notes” herein are to the 2025 US$ Notes.

The Issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the Securities and Exchange Commission for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the website of the Securities and Exchange Commission at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling BofA Securities, Inc. at +1-800-294-1322.

The most recent prospectus can be accessed through the following link: https://www.sec.gov/Archives/edgar/data/0000869318/000119312522233465/d337506d424b5.htm

Hong Kong Securities and Futures Commission Code of Conduct (Paragraph 21 – Bookbuilding and Placing Activities) – In the context of any offering of securities, certain of the Joint Bookrunners and other intermediaries are “capital markets intermediaries” (together, the “CMIs”) subject to Paragraph 21 of the Code of Conduct for Persons Licensed by or Registered with the Securities and Futures Commission (the “Code”).

Associated Orders and Proprietary Orders: Prospective investors who are the directors, employees or major shareholders of the Issuer, a CMI or any of its group companies will be considered as having an association with the Issuer, the relevant CMI or the relevant group company. Prospective investors associated with the Issuer or a CMI (including any of its group companies) should specifically disclose whether they have any such association to a CMI and the Joint Bookrunners (and such CMI and the Joint Bookrunners may be required to pass such information to the Issuer and certain other CMIs) when placing an order for such securities and should disclose, at the same time, if such orders may negatively impact the price discovery process in relation to the offering. Prospective investors who do not disclose their associations are deemed not to be so associated. Where prospective investors disclose such associations but do not disclose that such order may negatively impact the price discovery process in relation to the offering, such order is hereby deemed not to negatively impact the price discovery process in relation to the offering. If an investor is an asset management arm affiliated with a CMI, such prospective investor should indicate when placing an order if it is for a fund or portfolio where such CMI or its group company has more than 50% interest, in which case it will be classified as a “proprietary order” and subject to appropriate handling by CMIs in accordance with the Code and should disclose, at the same time, if such “proprietary order” may negatively impact the price discovery process in relation to the offering. Prospective investors who do not indicate this information when placing an order are hereby deemed to confirm that their order is not such a “proprietary order”. If a prospective investor is otherwise affiliated with a CMI, such that its order may be considered to be a “proprietary order” (pursuant to the Code), such prospective investor should indicate to a CMI and the Joint Bookrunners when placing such order. Prospective investors who do not indicate this information when placing an order are hereby deemed to confirm that their order is not such a “proprietary order”. Where prospective investors disclose such information but do not disclose that such “proprietary order” may negatively impact the price discovery process in relation to the offering, such “proprietary order” is hereby deemed not to negatively impact the price discovery process in relation to the offering.

Order Book Transparency: Prospective investors should ensure, and by placing an order prospective investors are deemed to confirm, that orders placed with a CMI are bona fide, are not inflated and do not constitute duplicated orders (i.e. two or more corresponding or identical orders placed via two or more CMIs). In addition, any other CMIs (including Private Banks) submitting orders with the Joint Bookrunners should disclose the identities of all investors when submitting orders with the Joint Bookrunners. When placing an order, Private Banks should disclose, at the same time, if such order is placed other than on a “principal” basis (whereby it is deploying its own balance sheet for onward selling to investors). Private Banks who do not provide such disclosure are hereby deemed to be placing their order on such a “principal” basis. Otherwise, such order may be considered to be an omnibus order pursuant to the Code. Private Banks should be aware that placing an order on a “principal” basis may require the relevant Joint Bookrunners to apply the “proprietary orders” requirements of the Code to such order and will require the relevant Joint Bookrunners to apply the “rebates” requirements of the Code to such order. By placing an order with the Joint Bookrunners, prospective investors are deemed to have authorised the collection, disclosure, use and transfer of such information by the Joint Bookrunners to the Issuer, certain other CMIs, relevant regulators and/or any other third parties as may be required by the Code, it being understood and agreed that such information shall only be used in connection with the offering.

Notification under Section 309B(1)(c) of the Securities and Futures Act 2001 of Singapore (the “SFA”) - the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA), that the Notes are prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

ANY DISCLAIMER OR OTHER NOTICES THAT MAY APPEAR AFTER THIS MESSAGE ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER E-MAIL SYSTEM.

Final Term Sheet for the U.S. dollar-denominated Notes

The Korea Development Bank

Final Term Sheet for US$450,000,000 4.250% Notes due 2032 (the “2032 US$ Notes”)

August 31, 2022

Issuer	The Korea Development Bank

Issue currency	U.S. DOLLAR (US$)

Issue size	US$450,000,000

Maturity date	September 8, 2032

Settlement date	On or about September 8, 2022, which will be the 5th business day following the date of this final term sheet. If you wish to trade the 2032 US$ Notes on any day prior to the second business day from the settlement, because the 2032 US$ Notes will initially settle in T+5, you may be required to specify an alternate settlement cycle at the time of your trade to prevent a failed settlement.

Interest rate	4.250% per annum (payable semi-annually)

Interest payment dates	March 8 and September 8 of each year, commencing on March 8, 2023 and with interest accruing from September 8, 2022. If any interest payment date or the maturity date shall be a day on which banking institutions in The City of New York or Seoul are authorized or obligated by law to close, then such payment will not be made on such date but will be made on the next succeeding day which is not a day on which banking institutions in The City of New York or Seoul are authorized or obligated by law to close, with the same force and effect as if made on the date for such payment, and no interest shall be payable in respect of any such delay.

Public offering price	99.814%

Gross proceeds	US$449,163,000

Underwriting discounts	0.300%

Net proceeds (after deducting underwriting discounts but not estimated expenses)	US$447,813,000

Denominations	US$200k/1k

Day count	360-day year consisting of twelve 30-day months

Listing	Application will be made to the Singapore Exchange Securities Trading Limited for the listing and quotation of the 2032 US$ Notes.

Governing law	New York

Fiscal Agent	The Bank of New York Mellon

CUSIP	500630 DU9

ISIN	US500630DU99

Ratings	Aa2 (Moody’s) / AA (Standard & Poor’s) / AA- (Fitch)

Joint Bookrunners and Joint Lead Managers	BofA Securities, Inc., Citigroup Global Markets Inc., Crédit Agricole Corporate and Investment Bank, Credit Suisse (Hong Kong) Limited, The Hongkong and Shanghai Banking Corporation Limited, ING Financial Markets LLC and KDB Asia Limited

This Final Term Sheet should be read in conjunction with the prospectus dated August 16, 2022, as supplemented by the preliminary prospectus supplement dated August 30, 2022 (the “Preliminary Prospectus”), relating to the 2032 US$ Notes. Capitalized terms used but not defined herein have the meanings given to them in the Preliminary Prospectus. All references to the “Notes” herein are to the 2032 US$ Notes.

The Issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the Securities and Exchange Commission for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the website of the Securities and Exchange Commission at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling BofA Securities, Inc. at +1-800-294-1322.

The most recent prospectus can be accessed through the following link: https://www.sec.gov/Archives/edgar/data/0000869318/000119312522233465/d337506d424b5.htm

Hong Kong Securities and Futures Commission Code of Conduct (Paragraph 21 – Bookbuilding and Placing Activities) – In the context of any offering of securities, certain of the Joint Bookrunners and other intermediaries are “capital markets intermediaries” (together, the “CMIs”) subject to Paragraph 21 of the Code of Conduct for Persons Licensed by or Registered with the Securities and Futures Commission (the “Code”).

Associated Orders and Proprietary Orders: Prospective investors who are the directors, employees or major shareholders of the Issuer, a CMI or any of its group companies will be considered as having an association with the Issuer, the relevant CMI or the relevant group company. Prospective investors associated with the Issuer or a CMI (including any of its group companies) should specifically disclose whether they have any such association to a CMI and the Joint Bookrunners (and such CMI and the Joint Bookrunners may be required to pass such information to the Issuer and certain other CMIs) when placing an order for such securities and should disclose, at the same time, if such orders may negatively impact the price discovery process in relation to the offering. Prospective investors who do not disclose their associations are deemed not to be so associated. Where prospective investors disclose such associations but do not disclose that such order may negatively impact the price discovery process in relation to the offering, such order is hereby deemed not to negatively impact the price discovery process in relation to the offering. If an investor is an asset management arm affiliated with a CMI, such prospective investor should indicate when placing an order if it is for a fund or portfolio where such CMI or its group company has more than 50% interest, in which case it will be classified as a “proprietary order” and subject to appropriate handling by CMIs in accordance with the Code and should disclose, at the same time, if such “proprietary order” may negatively impact the price discovery process in relation to the offering. Prospective investors who do not indicate this information when placing an order are hereby deemed to confirm that their order is not such a “proprietary order”. If a prospective investor is otherwise affiliated with a CMI, such that its order may be considered to be a “proprietary order” (pursuant to the Code), such prospective investor should indicate to a CMI and the Joint Bookrunners when placing such order. Prospective investors who do not indicate this information when placing an order are hereby deemed to confirm that their order is not such a “proprietary order”. Where prospective investors disclose such information but do not disclose that such “proprietary order” may negatively impact the price discovery process in relation to the offering, such “proprietary order” is hereby deemed not to negatively impact the price discovery process in relation to the offering.

Order Book Transparency: Prospective investors should ensure, and by placing an order prospective investors are deemed to confirm, that orders placed with a CMI are bona fide, are not inflated and do not constitute duplicated orders (i.e. two or more corresponding or identical orders placed via two or more CMIs). In addition, any other CMIs (including Private Banks) submitting orders with the Joint Bookrunners should disclose the identities of all investors when submitting orders with the Joint Bookrunners. When placing an order, Private Banks should disclose, at the same time, if such order is placed other than on a “principal” basis (whereby it is deploying its own balance sheet for onward selling to investors). Private Banks who do not provide such disclosure are hereby deemed to be placing their order on such a “principal” basis. Otherwise, such order may be considered to be an omnibus order pursuant to the Code. Private Banks should be aware that placing an order on a “principal” basis may require the relevant Joint Bookrunners to apply the “proprietary orders” requirements of the Code to such order and will require the relevant Joint Bookrunners to apply the “rebates” requirements of the Code to such order. By placing an order with the Joint Bookrunners, prospective investors are deemed to have authorised the collection, disclosure, use and transfer of such information by the Joint Bookrunners to the Issuer, certain other CMIs, relevant regulators and/or any other third parties as may be required by the Code, it being understood and agreed that such information shall only be used in connection with the offering.

Notification under Section 309B(1)(c) of the Securities and Futures Act 2001 of Singapore (the “SFA”) - the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA), that the Notes are prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

ANY DISCLAIMER OR OTHER NOTICES THAT MAY APPEAR AFTER THIS MESSAGE ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER E-MAIL SYSTEM.

Final Term Sheet for the Euro-denominated Notes

The Korea Development Bank

Final Term Sheet for EUR500,000,000 2.625% Notes due 2027 (the “Euro-denominated Notes”)

August 31, 2022

Issuer	The Korea Development Bank

Issue currency	Euro

Issue size	EUR500,000,000

Maturity date	September 8, 2027

Settlement date	On or about September 8, 2022, which will be the 6th business day following the date of this final term sheet. If you wish to trade the Euro-denominated Notes on any day prior to the second business day from the settlement, because the Euro-denominated Notes will initially settle in T+6, you may be required to specify an alternate settlement cycle at the time of your trade to prevent a failed settlement.

Interest rate	2.625% per annum (payable annually)

Interest payment dates	September 8 of each year, commencing on September 8, 2023 and with interest accruing from September 8, 2022. If any interest payment date or the maturity date shall be (i) a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (“TARGET”) System is not operating or (ii) a day on which commercial banks are not open for dealings in Euro deposits in the London interbank market, then such payment need not be made on such date at such place but may be made on the next succeeding day at such place which is not a day on which the TARGET System is not operating or commercial banks are not open for dealings in Euro deposits in the London interbank market, with the same force and effect as if made on the date for such payment, and no interest shall be payable in respect of any such delay.

Public offering price	99.880%

Gross proceeds	EUR499,400,000

Underwriting discounts	0.300%

Net proceeds (after deducting underwriting discounts but not estimated expenses)	EUR497,900,000

Denominations	EUR100,000/1,000

Day count	Actual/Actual

Listing	Application will be made to the Singapore Exchange Securities Trading Limited for the listing and quotation of the Euro-denominated Notes.

Governing law	New York

Fiscal Agent	The Bank of New York Mellon

Common Code	252971343

ISIN	XS2529713435

Ratings	Aa2 (Moody’s) / AA (Standard & Poor’s) / AA- (Fitch)

Joint Bookrunners and Joint Lead Managers	Merrill Lynch International, Citigroup Global Markets Limited, Crédit Agricole Corporate and Investment Bank, Credit Suisse (Hong Kong) Limited, The Hongkong and Shanghai Banking Corporation Limited, ING Bank N.V. and KDB Asia Limited

MiFID II professionals/ECPs-only — Manufacturer target market (MiFID II product governance) is eligible counterparties and professional clients only (all distribution channels).

UK MiFIR professionals/ECPs-only — Manufacturer target market (UK MiFIR product governance) is eligible counterparties and professional clients only (all distribution channels).

This Final Term Sheet should be read in conjunction with the prospectus dated August 16, 2022, as supplemented by the preliminary prospectus supplement dated August 30, 2022 (the “Preliminary Prospectus”), relating to the Euro-denominated Notes. Capitalized terms used but not defined herein have the meanings given to them in the Preliminary Prospectus. All references to the “Notes” herein are to the Euro-denominated Notes.

The Issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the Securities and Exchange Commission for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the Web site of the Securities and Exchange Commission at www.sec.gov. Alternatively, the Issuer, an underwriter or dealer participating in the offering will arrange to send you the prospectus if you request it by calling The Hongkong and Shanghai Banking Corporation Limited at +1-866-811-8049.

The most recent prospectus can be accessed through the following link: https://www.sec.gov/Archives/edgar/data/0000869318/000119312522233465/d337506d424b5.htm

Hong Kong Securities and Futures Commission Code of Conduct (Paragraph 21 – Bookbuilding and Placing Activities) – In the context of any offering of securities, certain of the Joint Bookrunners and other intermediaries are “capital markets intermediaries” (together, the “CMIs”) subject to Paragraph 21 of the Code of Conduct for Persons Licensed by or Registered with the Securities and Futures Commission (the “Code”).

Associated Orders and Proprietary Orders: Prospective investors who are the directors, employees or major shareholders of the Issuer, a CMI or any of its group companies will be considered as having an association with the Issuer, the relevant CMI or the relevant group company. Prospective investors associated with the Issuer or a CMI (including any of its group companies) should specifically disclose whether they have any such association to a CMI and the Joint Bookrunners (and such CMI and the Joint Bookrunners may be required to pass such information to the Issuer and certain other CMIs) when placing an order for such securities and should disclose, at the same time, if such orders may negatively impact the price discovery process in relation to the offering. Prospective investors who do not disclose their associations are deemed not to be so associated. Where prospective investors disclose such associations but do not disclose that such order may negatively impact the price discovery process in relation to the offering, such order is hereby deemed not to negatively impact the price discovery process in relation to the offering. If an investor is an asset management arm affiliated with a CMI, such prospective investor should indicate when placing an order if it is for a fund or portfolio where such CMI or its group company has more than 50% interest, in which case it will be classified as a “proprietary order” and subject to appropriate handling by CMIs in accordance with the Code and should disclose, at the same time, if such “proprietary order” may negatively impact the price discovery process in relation to the offering. Prospective investors who do not indicate this information when placing an order are hereby deemed to confirm that their order is not such a “proprietary order”. If a prospective investor is otherwise affiliated with a CMI, such that its order may be considered to be a “proprietary order” (pursuant to the Code), such prospective investor should indicate to a CMI and the Joint Bookrunners when placing such order. Prospective investors who do not indicate this information when placing an order are hereby deemed to confirm that their order is not such a “proprietary order”. Where prospective investors disclose such information but do not disclose that such “proprietary order” may negatively impact the price discovery process in relation to the offering, such “proprietary order” is hereby deemed not to negatively impact the price discovery process in relation to the offering.

Order Book Transparency: Prospective investors should ensure, and by placing an order prospective investors are deemed to confirm, that orders placed with a CMI are bona fide, are not inflated and do not constitute duplicated orders (i.e. two or more corresponding or identical orders placed via two or more CMIs). In addition, any other CMIs (including Private Banks) submitting orders with the Joint Bookrunners should disclose the identities of all investors when submitting orders with the Joint Bookrunners. When placing an order, Private Banks should disclose, at the same time, if such order is placed other than on a “principal” basis (whereby it is deploying its own balance sheet for onward selling to investors). Private Banks who do not provide such disclosure are hereby deemed to be placing their order on such a “principal” basis. Otherwise, such order may be considered to be an omnibus order pursuant to the Code. Private Banks should be aware that placing an order on a “principal” basis may require the relevant Joint Bookrunners to apply the “proprietary orders” requirements of the Code to such order and will require the relevant Joint Bookrunners to apply the “rebates” requirements of the Code to such order. By placing an order with the Joint Bookrunners, prospective investors are deemed to have authorised the collection, disclosure, use and transfer of such information by the Joint Bookrunners to the Issuer, certain other CMIs, relevant regulators and/or any other third parties as may be required by the Code, it being understood and agreed that such information shall only be used in connection with the offering.

Notification under Section 309B(1)(c) of the Securities and Futures Act 2001 of Singapore (the “SFA”) - the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA), that the Notes are prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

ANY DISCLAIMER OR OTHER NOTICES THAT MAY APPEAR AFTER THIS MESSAGE ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER E-MAIL SYSTEM.